Exhibit 10.1

Amendment No. 1 to Exchange Agreement

Dated as of December 15, 2022

This Amendment No. 1 to Exchange Agreement (this “Amendment”) is entered into as of the date first set forth above (the “Amendment Date”) by and between (i) Simplicity Esports and Gaming Company, a Delaware corporation (the “Company”); (ii) Diverted River Technology, LLC, an Indiana limited liability company (“DRT”), and (iii) Zachary Johnson (the “Members’ Representative”). Each of the Company, DRT and the Members’ Representative may be referred to herein collectively as the “Parties” and separately as a “Party”.

WHEREAS, the Parties are parties to that certain Exchange Agreement, dated as of September 28, 2022 (the “Original Agreement”) and now desire to amend the Original Agreement, and the Original Agreement may be so amended in a writing executed by the Parties;

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Pursuant to the provisions of Section 9.12 of the Original Agreement, the Original Agreement is hereby amended as follows: The date “December 15, 2022” in the definition of “Termination Date” in Section 1.01(ttt) of the Original Agreement is hereby amended to be “February 1, 2023”.

3.	Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the Amendment Date, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment.

4.	This Amendment shall be governed by, enforced, and construed under and in accordance with the Laws of the State of Delaware, without giving effect to the principles of conflicts of law thereunder.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures Appear on Following Pages]

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Date.

Simplicity Esports and Gaming Company

By:	/s/ Roman Franklin
Name:	Roman Franklin
Title:	Chief Executive Officer

Diverted River Technology, LLC

By:	/s/ Zachary Johnson
Name:	Zachary Johnson
Title:	Managing Member

Zachary Johnson

By:	/s/ Zachary Johnson
Name:	Zachary Johnson

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